UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):   August 31, 2006
Bancinsurance Corporation
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus,		43215
Ohio

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:   614-220-5200
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement
See disclosure under Item 2.01 of this Form 8-K
Item 2.01 Completion of Acquisition or Disposition of Assets
On August 31, 2006, Bancinsurance Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with A.L.P. Acquisition Co., Inc., an Ohio Corporation (the “Purchaser”), whereby the Company sold 100% of the issued and outstanding common shares of its wholly owned subsidiary, American Legal Publishing Corporation (“ALPC”), to the Purchaser for $4,620,000 subject to customary post-closing adjustments (the “Sale”). The Company received cash of $4,150,000 and a promissory note in the principal amount of $470,000 (the “Promissory Note”) from the Purchaser at the closing in connection with the Sale. On September 1, 2006, the Purchaser made a principal payment to the Company on the Promissory Note in the amount of $345,000, bringing the remaining principal balance of the Promissory Note to $125,000 which is to be repaid in six monthly installments and bears interest at an annual rate of 8.0%. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the complete terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1.
The Purchaser was organized by Steven G. Wolf, who has served as President of ALPC since 1984 and as a director of ALPC since 2000. Mr. Wolf and certain other employees of ALPC collectively own a significant equity interest in the Purchaser.
The Company determined the sales price of ALPC using a combination of (1) a multiple of ALPC’s earnings before interest, taxes, depreciation and amortization and (2) a multiple of ALPC’s sales.
In conjunction with the Sale, on August 31, 2006, the Company also made an investment (the “Investment”) in the Purchaser in the amount of $250,000, consisting of (1) a $137,500 cash purchase of equity securities of the Purchaser and (2) a $112,500 loan to the Purchaser in the form of a subordinated convertible promissory note (the “Convertible Note”). The Convertible Note is to be repaid on August 31, 2016 (if not previously converted), bears interest at an annual rate of 8.0% and is convertible at any time at the option of the Company into additional equity securities of the Purchaser.
In connection with the Sale and the Investment, the Company expects to record a realized gain of approximately $2.4 million ($1.6 million after tax) during the third quarter of 2006. The expected gain is subject to change based on (1) post-closing adjustments and (2) additional principal payments made by the Purchaser on the Promissory Note during the third quarter of 2006, if any.
Item 9.01 Financial Statements and Exhibits
(b)	Pro Forma Financial Information

Unaudited pro forma condensed consolidated statements of income [of Bancinsurance Corporation and its consolidated subsidiaries] for the year ended December 31, 2005 and the six months ended June 30, 2006 and unaudited pro forma condensed consolidated balance sheet [of Bancinsurance Corporation and its consolidated subsidiaries] as of June 30, 2006 are attached hereto as Exhibit 99.2.

(d)	Exhibits

10.1	Stock Purchase Agreement between A.L.P. Acquisition Co., Inc. and Bancinsurance Corporation dated August 31, 2006.

99.2	Unaudited pro forma condensed consolidated statements of income [of Bancinsurance Corporation and its consolidated subsidiaries] for the year ended December 31, 2005 and the six months ended June 30, 2006 and unaudited pro forma condensed consolidated balance sheet [of Bancinsurance Corporation and its consolidated subsidiaries] as of June 30, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

September 7, 2006	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement between A.L.P. Acquisition Co., Inc. and Bancinsurance Corporation dated August 31, 2006.

99.2	Unaudited pro forma condensed consolidated statements of income [of Bancinsurance Corporation and its consolidated subsidiaries] for the year ended December 31, 2005 and the six months ended June 30, 2006 and unaudited pro forma condensed consolidated balance sheet [of Bancinsurance Corporation and its consolidated subsidiaries] as of June 30, 2006.